Elephant Talk Communications CEO Outlines Company's Mobile Telecom Expansion Plans in CEOCFO News Interview

SCHIPHOL, The Netherlands, March 29, 2011 - Elephant Talk Communications, Inc. (OTCBB:ETAK)(http://www.elephanttalk.com/) an international provider of business software and services to the telecommunications and financial services industries today announced that Steven van der Velden, CEO was interviewed by CEOCFO, a weekly print and online publication that focuses on publicly traded companies. The interview is available at http://www.ceocfointerviews.com/interviews/ETAK-ElephantTalk11.htm.

In a comprehensive interview, Mr. van der Velden presented Elephant Talk's focused business model, which enables companies and governments to forge a close bond with their customers or constituents by setting up mobile virtual networks on a software-as-a-service (SaaS ) basis, without incurring their own costly and complex IT infrastructure. Elephant Talk plans to expand to up to 40 countries, Mr. van der Velden said. Mr. van der Velden also discussed plans for Elephant Talk's subsidiary, ValidSoft, (http://www.validsoft.com) which has entered into a contractual arrangement with Visa Europe to validate consumer transactions.

“Elephant Talk wants to manage the mobile cloud on a network-embedded basis on behalf of virtual operators,” van der Velden said, “Next to Elephant Talk’s sophisticated platform, ValidSoft will be key to secure the cloud and we believe that over the coming years, thousands and thousands of businesses from other industries like banks and insurance companies, supermarkets and other fast moving consumer goods companies, and also health maintenance, logistics and security companies as well as governments will use the mobile cloud to better reach out to their customer base or to their constituency. We believe that all of these businesses will need a strong partner to help them to manage and navigate that mobile cloud and to keep it secure. Therefore, we believe that Elephant Talk will be the preferred partner to be working in that sweet spot between the mobile operators on one hand and all of these virtual operators from these ‘new to mobile’ industries on the other hand.”

About Elephant Talk Communications
Elephant Talk Communications, Inc. (OTCBB: ETAK) is an international provider of business software and services to the telecommunications and financial services industry. The company enables both mobile carriers and virtual operators to offer a full suite of products, delivery platforms, support services, superior industry expertise and high quality customer service without substantial upfront investments from clients. Elephant Talk provides global telecommunication companies, mobile network operators, banks, supermarkets, consumer product companies, media firms, and other businesses a full suite of products and services that enables them to fully provide telecom services as part of their business offerings. The company offers various dynamic products that include remote health care, credit card fraud prevention, mobile internet ID security, multi-country discounted phone services, loyalty management services, and a whole range of other emerging customized mobile services. For more information, visit www.elephanttalk.com.

Elephant Talk Communications Inc.
19103 Centre Rose Boulevard, Lutz, FL 33558
United States
Telephone: + 1 813 926 8920

About ValidSoft
ValidSoft is a subsidiary of Elephant Talk Communications, Inc. (OTCBB: ETAK), (www.elephanttalk.com) and is a market leader in providing solutions to counter electronic fraud relating to card, the internet, and telephone channels. ValidSoft's solutions are at the cutting edge of the market and are used to verify the authenticity of both parties to a transaction (Mutual Authentication), and the integrity of the transaction itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner, yet easy to use and intuitive. For more information, please visit (www.validsoft.com).

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Contact:

Elephant Talk Communications, Inc:
Mr. Steven van der Velden
Tel: + 31 20 653 59 16
E-mail: steven.vandervelden@elephanttalk.com
www.elephanttalk.com

Investors:
Alliance Advisors, LLC
Thomas P. Walsh
Tel: + 1 212-398-3486
twalsh@allianceadvisors.net

Elephant Talk Communications Inc.
19103 Centre Rose Boulevard, Lutz, FL 33558
United States
Telephone: + 1 813 926 8920